UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 30, 2004 (April 29, 2004)
Date of Report (Date of earliest event reported)

LaBARGE, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

001-05761	73-0574586
(Commission File Number) (IRS Employer Identification No.)

9900A Clayton Road, St. Louis, Missouri 63124
(Address of principal executive offices) (Zip Code)

(314) 997-0800
Registrant's telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

FORM 8-K
Item 5. Other Events and Regulation FD Disclosure

          The trustees of the Pierre L. LaBarge Revocable Living Trust have informed the registrant that the trust intends to sell up to 300,000 shares of the Company's common stock over the next nine months. Sales will be made in compliance with the requirements of Rule 144 promulgated under the Securities Act of 1933.
          The trustees have informed the registrant that the purpose of the sales will be to obtain cash to pay expenses of administration and liquidate the debt that exists in Mr. LaBarge's estate.
          The sales will be made in normal brokerage transactions pursuant to a plan adopted by the trustees designed to comply with Rule 10b5-1 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The plan provides, among other things, that no more than 149,000 shares may be sold in any three-month period.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press release of LaBarge, Inc. dated April 29, 2004, reporting LaBarge's financial results for its fiscal 2004 third quarter, ended March 28, 2004.

Item 12.      Disclosure of Results of Operations and Financial Condition

          On April 29, 2004, LaBarge, Inc. issued a press release announcing its financial results for the third quarter of fiscal 2004. A copy of the press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference. The information in this Form 8-K shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LaBarge, Inc.
(Registrant)

Date: April 30, 2004	By: /s/Donald H. Nonnenkamp
Donald H. Nonnenkamp Vice President, Chief Financial Officer and Secretary

Exhibit Index

Index Number	Description

99.1	Financial information for LaBarge, Inc. for the quarter ended March 28, 2003 and forward-looking statements relating to fiscal 2004 as presented in a press release of April 29, 2004.